TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      Blue Moon Investments

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement Blue Moon Investments on Form SB-2 of our report dated January14, 2000 on the financial statements of Blue Moon Investments appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
October 31, 2000